EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 9, 2001 relating to the consolidated financial statements and financial statement schedule which appears in Laboratory Corporation of America Holdings' Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
October 18, 2001